                                   EXHIBIT 21

                       SUBSIDIARIES OF DCB FINANCIAL CORP


The Delaware County Bank and Trust Company
Delaware, Ohio
DCB Financial Corp owns 100%

1.  D.C.B. Corporation
    Delaware, Ohio
    The Delaware County Bank and Trust Company owns 100%

2.  362 Corp
    Delaware, Ohio
    The Delaware County Bank and Trust Company owns 100%

























                                       56